EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 4, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2010 – September 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.6%	2.8%	-8.4%	-2.7%	-4.0%	-4.0%	0.6%	-4.0%	10.2%	-28.6%	-0.3	-0.5
B**	1.6%	2.8%	-8.8%	-3.3%	-4.5%	-4.6%	-0.1%	-4.6%	10.2%	-29.9%	-0.4	-0.6
Legacy 1***	1.6%	2.8%	-7.0%	-0.9%	-2.0%	-2.0%	N/A	-2.0%	10.1%	-23.7%	-0.1	-0.3
Legacy 2***	1.6%	2.8%	-7.2%	-1.1%	-2.2%	-2.2%	N/A	-2.2%	10.1%	-24.4%	-0.2	-0.3
Global 1***	1.6%	2.8%	-7.0%	-0.4%	-1.5%	-1.9%	N/A	-1.9%	9.8%	-21.9%	-0.2	-0.3
Global 2***	1.6%	2.8%	-7.1%	-0.6%	-1.7%	-2.1%	N/A	-2.1%	9.8%	-22.4%	-0.2	-0.3
Global 3***	1.5%	2.8%	-8.1%	-2.1%	-3.3%	-3.8%	N/A	-3.8%	9.8%	-26.2%	-0.3	-0.5

S&P 500 Total Return Index****	-3.4%	-2.5%	-5.4%	-0.7%	12.4%	13.3%	6.8%	13.3%	11.5%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	0.4%	0.8%	-0.5%	7.9%	2.5%	6.0%	6.8%	6.0%	11.6%	-15.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	13%	Short	Crude Oil	4.2%	Short	13%	Short	Crude Oil	4.3%	Short
			Brent Crude Oil	2.8%	Short			Brent Crude Oil	2.8%	Short
Grains/Foods	10%	Short	Wheat	1.3%	Short	10%	Short	Sugar	1.3%	Short
			Sugar	1.3%	Short			Wheat	1.3%	Short
Metals	10%	Short	Gold	2.4%	Short	10%	Short	Gold	2.6%	Short
			Silver	1.5%	Short			Silver	1.6%	Short
FINANCIALS	67%					67%
Currencies	18%	Long $	Australian Dollar	1.8%	Short	18%	Long $	Australian Dollar	1.8%	Short
			Canadian Dollar	1.6%	Short			Canadian Dollar	1.7%	Short
Equities	13%	Short	Russell 2000	1.4%	Short	13%	Short	Russell 2000	1.3%	Short
			E-mini MSCI EM Index	0.9%	Short			Nikkei 225	0.9%	Long
Fixed Income	36%	Long	U.S. 10-Year Treasury Notes	5.3%	Long	36%	Long	U.S. 10-Year Treasury Notes	5.4%	Long
			Eurodollars	3.3%	Long			Eurodollars	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied due to declines in global production and hopes further stimulus efforts in Europe will boost demand.  Natural gas prices fell after the U.S. Energy Information Administration reported a larger-than-expected increase in domestic inventories.  Forecasts for milder weather also forced prices lower.

Grains/Foods
U.S. grains markets moved lower, under pressure from increased supplies and concerns a stronger U.S. dollar will harm grains sales abroad.  Sugar markets rose to a one-month high due to a surge in demand and forecasts for weaker production.

Metals	Gold markets declined as bullish U.S. economic data renewed speculation about an interest rate hike later this month. Copper markets fell, driven lower by uncertainty surrounding Chinese demand.
Currencies
The Japanese yen strengthened as weakness in the global equity markets fostered demand for safe-haven assets.  The British pound weakened after disappointing data from the U.K. reduced the likelihood for a near-term interest rate hike by the Bank of England.  Conversely, bullish domestic data, including an upbeat employment report, supported views for an interest rate hike in 2015 and strengthened the U.S. dollar.

Equities	Global equity markets experienced sharp sector-wide declines due to a weak outlook for the Chinese economy and uncertainty surrounding upcoming U.S. monetary policy shifts.
Fixed Income	U.S. and European debt markets rallied due to increased demand for safe-haven assets driven by turmoil in the global equity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.